                                                                      Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No.
2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No. 2-64336, No. 2-67600, No.
2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No. 2-87005, No. 2-82989, No.
2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No. 33-8495, No. 33-13874, No.
33-18073, No. 33-25291, No. 33-41643, No. 33-48996, No. 33-57250, No. 33-60327,
No. 33-60827, No. 33-62821, No. 333-21365, No. 333-48639, No. 333-58095, No.
333-70069, No. 333-74187, No. 333-83813, No. 333-31024, No. 333-31346, No.
333-39976, No. 333-45828, No. 333-50198, No. 333-52938, 333-39976, 333-50198,
333-45828, 333-68640, 333-69546 and 333-72876) of American International Group,
Inc. of our report dated February 6, 2002, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.




PricewaterhouseCoopers LLP


New York, New York
March 29, 2002

                                                                      Schedule I

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUMMARY OF INVESTMENTS--
OTHER THAN INVESTMENTS IN RELATED PARTIES
As of December 31, 2001

(in millions)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                              Amount at
                                                                                                            which shown
                                                                                                                 in the
                                                                                Cost*          Value      Balance Sheet
=======================================================================================================================
Fixed maturities:
    Bonds:
        United States Government and government agencies
           and authorities                                                   $  3,750       $  3,843           $  3,843
        States, municipalities and political subdivisions                      34,203         34,821             34,821
        Foreign governments                                                    29,047         30,971             30,971
        Public utilities                                                       12,743         13,071             13,071
        All other corporate                                                   117,212        117,910            117,910
-----------------------------------------------------------------------------------------------------------------------
    Total bonds                                                               196,955        200,616            200,616
-----------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                                        196,955        200,616            200,616
-----------------------------------------------------------------------------------------------------------------------
Equity securities:
    Common stocks:
        Public utilities                                                          181            168                168
        Banks, trust and insurance companies                                      666            651                651
        Industrial, miscellaneous and all other                                 6,116          5,369              5,369
-----------------------------------------------------------------------------------------------------------------------
    Total common stocks                                                         6,963          6,188              6,188
    Non-redeemable preferred stocks                                             1,840          1,749              1,749
-----------------------------------------------------------------------------------------------------------------------
Total equity securities                                                         8,803          7,937              7,937
-----------------------------------------------------------------------------------------------------------------------
Mortgage loans on real estate, policy and collateral loans                     18,092         18,092             18,092
Financial services assets:
    Flight equipment primarily under operating leases, net of
        accumulated depreciation                                               22,710             --             22,710
    Securities available for sale, at market value                             17,793         17,801             17,801
    Trading securities, at market value                                            --          5,733              5,733
    Spot commodities, at market value                                              --            352                352
    Unrealized gain on interest rate and currency swaps,
        options and forward transactions                                           --         11,493             11,493
    Trading assets                                                                 --          6,234              6,234
    Securities purchased under agreements to resell, at contract value         21,681             --             21,681
Other invested assets                                                          22,704             --             22,704
Finance receivables, net of allowance                                          13,955             --             13,955
Short-term investments, at cost (approximates market value)                     7,392             --              7,392
-----------------------------------------------------------------------------------------------------------------------
Total investments                                                                  --             --           $356,700
=======================================================================================================================

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEET-- PARENT COMPANY ONLY

(in millions)
December 31,                                                                          2001            2000
==========================================================================================================
ASSETS:
    Cash                                                                          $      1        $      1
    Short-term investments                                                               7               2
    Invested assets                                                                  1,398             721
    Carrying value of subsidiaries and partially-owned companies, at equity         52,117          47,532
    Premiums and insurance balances receivable-- net                                   145             155
    Other assets                                                                     2,250           2,140
----------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                        55,918          50,551
----------------------------------------------------------------------------------------------------------
LIABILITIES:
    Insurance balances payable                                                         320             334
    Due to affiliates-- net                                                            894             930
    Medium term notes payable                                                          542             582
    Term notes payable                                                                 433             433
    Zero coupon notes                                                                1,144             127
    Italian Lire bonds                                                                  --             159
    Other liabilities                                                                  435             547
----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                    3,768           3,112
----------------------------------------------------------------------------------------------------------
CAPITAL FUNDS:
    Common stock                                                                     6,876           6,914
    Additional paid-in capital                                                         669           2,830
    Retained earnings                                                               47,218          42,598
    Accumulated other comprehensive income (loss)                                   (1,725)         (2,440)
    Treasury stock                                                                    (888)         (2,463)
----------------------------------------------------------------------------------------------------------
TOTAL CAPITAL FUNDS                                                                 52,150          47,439
----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND CAPITAL FUNDS                                               $ 55,918        $ 50,551
==========================================================================================================

STATEMENT OF INCOME-- PARENT COMPANY ONLY

(in millions)
------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                        2001           2000           1999
==================================================================================================================
Agency loss                                                                  $    (4)       $   (11)       $   (13)
Financial services income                                                        360            280            246
Asset management income (loss)                                                    12             (5)             5
Dividend income from consolidated subsidiaries:
    Cash                                                                       2,194          1,514          1,049
    Other                                                                         42             --             30
Dividend income from partially-owned companies                                     2             --              7
Equity in undistributed net income of consolidated subsidiaries
    and partially-owned companies                                              3,340          5,233          5,311
Other income (deductions)-- net                                                 (206)           (87)          (162)
------------------------------------------------------------------------------------------------------------------
Income before income taxes and cumulative effect of accounting changes         5,740          6,924          6,473
Income taxes                                                                     352            285            287
------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of accounting changes                          5,388          6,639          6,186
------------------------------------------------------------------------------------------------------------------
Cumulative effect of accounting changes, net of tax                              (25)            --             --
------------------------------------------------------------------------------------------------------------------
Net income                                                                   $ 5,363        $ 6,639        $ 6,186
==================================================================================================================

See Accompanying Notes to Financial Statements.

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT-- (continued)
STATEMENT OF CASH FLOWS-- PARENT COMPANY ONLY

(in millions)
------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                               2001          2000           1999
========================================================================================================================
Cash flows from operating activities:
    Net income                                                                         $5,363       $6,639         $6,186
------------------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net cash provided by operating activities:
    Non-cash revenues, expenses, gains and losses included in income:
        Equity in undistributed net income of consolidated subsidiaries and
           partially-owned companies                                                   (3,340)     (5,233)        (5,311)
        Change in premiums and insurance balances receivable and payable-- net             (4)          7             (1)
        Change in cumulative translation adjustments                                       21          85            (99)
        Other-- net                                                                       (21)       (140)          (144)
------------------------------------------------------------------------------------------------------------------------
        Total adjustments                                                              (3,344)     (5,281)        (5,555)
------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                               2,019       1,358            631
------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Purchase of investments                                                              (535)       (131)           (44)
    Sale of investments                                                                    --           1             62
    Change in short-term investments                                                       (5)         (1)             9
    Change in collateral and guaranteed loans                                              10          10             18
    Contributions to subsidiaries and investments in partially-owned companies           (884)       (687)          (415)
    Other-- net                                                                           (75)        (26)           (39)
------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                  (1,489)       (834)          (409)
------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Change in medium term notes                                                           (40)        101             14
    Change in term notes                                                                   --           1           (556)
    Proceeds from issuance of zero coupon notes                                         1,000          --             --
    Redemption of Italian Lire bonds                                                     (159)         --             --
    Proceeds from common stock issued                                                     233         144            244
    Change in loans payable                                                              (174)        477            217
    Cash dividends to shareholders                                                       (383)       (335)          (303)
    Acquisition of treasury stock                                                        (978)       (947)          (275)
    Proceeds from redemption of Premium Equity Redemption Cumulative
        Security Units                                                                     --          --            431
    Other-- net                                                                           (29)         33              7
------------------------------------------------------------------------------------------------------------------------
Net cash used in financing activities                                                    (530)       (526)          (221)
------------------------------------------------------------------------------------------------------------------------
Change in cash                                                                             --          (2)             1
Cash at beginning of year                                                                   1           3              2
------------------------------------------------------------------------------------------------------------------------
Cash at end of year                                                                     $   1      $     1        $    3
========================================================================================================================

NOTES TO FINANCIAL STATEMENTS-- PARENT COMPANY ONLY

(1) Agency operations conducted in New York through the North American Division of AIU are included in the financial statements of the parent company.
(2) Certain accounts have been reclassified in the 2000 and 1999 financial statements to conform to their 2001 presentation.
(3) "Equity in undistributed net income of consolidated subsidiaries and partially-owned companies" in the accompanying Statement of Income-- Parent Company Only-- includes equity in income of the minority-owned insurance operations.
(4) See also Notes to Consolidated Financial Statements.

                                                                    Schedule III

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
As of December 31, 2001, 2000 and 1999 and for the years then ended

(in millions)
----------------------------------------------------------------------------------------------------------------------------
                                                     Reserves for
                                                       Losses and
                                        Deferred             Loss            Reserve      Policy
                                          Policy        Expenses,                for         and                         Net
                                     Acquisition    Future Policy           Unearned    Contract       Premium    Investment
Segment                                    Costs         Benefits(a)        Premiums      Claims(b)    Revenue        Income
============================================================================================================================
2001
    General insurance                   $  2,651         $ 44,792            $13,148     $    --       $19,365       $ 2,893
    Life insurance                        14,792           64,998                 --       1,473        19,243        11,735
----------------------------------------------------------------------------------------------------------------------------
                                        $ 17,443         $109,790            $13,148     $ 1,473       $38,608       $14,628
============================================================================================================================
2000
    General insurance                   $  2,438         $ 40,613            $12,510     $    --       $17,407       $ 2,701
    Life insurance                        14,209           51,532                 --       1,414        17,173        10,664
----------------------------------------------------------------------------------------------------------------------------
                                        $ 16,647         $ 92,145            $12,510     $ 1,414       $34,580       $13,365
============================================================================================================================
1999
    General insurance                   $  2,132         $ 38,252            $11,450     $    --       $15,544       $ 2,517
    Life insurance                        13,642           47,759                 --       1,364        15,480         9,505
----------------------------------------------------------------------------------------------------------------------------
                                        $ 15,774         $ 86,011            $11,450     $ 1,364       $31,024       $12,022
============================================================================================================================

(in millions)
-------------------------------------------------------------------------------------------

                                   Losses and    Amortization
                                         Loss    of Deferred
                                     Expenses         Policy              Other         Net
                                    Incurred,    Acquisition          Operating    Premiums
Segment                              Benefits          Costs(c)        Expenses     Written
===========================================================================================
2001
    General insurance                 $15,406         $2,016            $ 1,855     $20,101
    Life insurance                     19,761          1,591(d)           3,966          --
-------------------------------------------------------------------------------------------
                                      $35,167         $3,607            $ 5,821     $20,101
===========================================================================================
2000
    General insurance                 $13,104         $1,708            $ 1,810     $17,526
    Life insurance                     17,788         $1,544(d)         $ 3,521          --
-------------------------------------------------------------------------------------------
                                      $30,892         $3,252            $ 5,331     $17,526
===========================================================================================
1999
    General insurance                 $11,738         $1,528            $ 1,609     $16,224
    Life insurance                     15,862         $1,506(d)         $ 3,259          --
-------------------------------------------------------------------------------------------
                                      $27,600         $3,034            $ 4,868     $16,224
===========================================================================================

(a) Reserves for losses and loss expenses with respect to the general insurance operations are net of discounts of $1.42 billion, $1.29 billion and $1.08 billion for 2001, 2000 and 1999, respectively.
(b) Reflected in insurance balances payable on the accompanying balance sheet.
(c) Amounts shown for general insurance segment exclude amounts deferred and amortized in the same period.
(d) Excludes adjustments as a result of changes in the net unrealized gains or losses on debt and equity securities available for sale. Such adjustments were included with the change in net unrealized gains/losses on debt and equity securities available for sale that were credited or charged directly to comprehensive income.

                                                                     Schedule IV

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
REINSURANCE
As of December 31, 2001, 2000 and 1999 and for the years then ended

(dollars in millions)
-------------------------------------------------------------------------------------------------
                                                                                       Percent of
                                                 Ceded        Assumed                      Amount
                                              to Other     from Other          Net        Assumed
                            Gross Amount     Companies      Companies       Amount         to Net
=================================================================================================
2001
LIFE INSURANCE IN-FORCE       $1,226,339      $238,644         $2,162     $989,857            0.2%
=================================================================================================
PREMIUMS:
    GENERAL INSURANCE         $   25,279      $  9,539         $4,361     $ 20,101           21.7%
    LIFE INSURANCE                20,100           915             58       19,243*           0.3
-------------------------------------------------------------------------------------------------
TOTAL PREMIUMS                $   45,379      $ 10,454         $4,419     $ 39,344           11.2%
=================================================================================================
2000
Life insurance in-force       $  969,919      $185,705         $1,973     $786,187            0.3%
=================================================================================================
Premiums:
    General insurance         $   20,116      $  7,524         $4,934     $ 17,526           28.1%
    Life insurance                17,860           762             75       17,173*           0.4
-------------------------------------------------------------------------------------------------
Total premiums                $   37,976      $  8,286         $5,009     $ 34,699           14.4%
=================================================================================================
1999
Life insurance in-force       $  947,524      $163,982         $3,409     $786,951            0.4%
=================================================================================================
Premiums:
    General insurance         $   18,660      $  6,345         $3,909     $ 16,224           24.1%
    Life insurance                16,051           876            305       15,480*           2.0
-------------------------------------------------------------------------------------------------
Total premiums                $   34,711      $  7,221         $4,214     $ 31,704           13.3%
=================================================================================================

* Includes accident and health premiums of $3.18 billion, $2.58 billion and $2.25 billion in 2001, 2000 and 1999, respectively.